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AIM LIMITED MATURITY TREASURY FUND                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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
FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        2

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               Class A                   $    198

                             2 Dividends for a second class of open-end company shares
                               (000's Omitted)

                               Class A3                  $    164
                               Class Y                   $     21
                               Institutional Class       $     90

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               Class A                     0.0174

                             2 Dividends for a second class of open-end company shares
                               (form nnn.nnnn)

                               Class A3                    0.0228
                               Class Y                     0.0306
                               Institutional Class         0.0368

74U.                         1 Number of shares outstanding (000's Omitted)

                               Class A                      8,253

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class A3                     8,460
                               Class Y                        865
                               Institutional Class          2,689

74V.                         1 Net asset value per share (to nearest cent)

                               Class A                   $  10.52

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class A3                  $  10.52
                               Class Y                   $  10.52
                               Institutional Class       $  10.53
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